Exhibit No. 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-261938 on Form S-8 of our reports dated February 23, 2022, relating to the financial statements of Texas Pacific Land Corporation and the effectiveness of Texas Pacific Land Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Dallas, Texas
February 23, 2022